Form: 07L License: 04-11-037 Licensee: Kemp Strang	Leave this space clear. Affix additional pages to the top left-hand corner

LEASE

New South Wales
Real Property Act 1900

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a tee, if any

STAMP DUTY	Office of State Revenue use only

(A) TORRENS TITLE	Property leased: if appropriate, specify the part or premises 4/SP74248 being unit 4, Century Estate, 476 Gardeners Road, Alexandria

(B) LODGED BY	Delivery Box	Name, Address or DX and Telephone Reference (optional): 1076771_1	CODE L

(C) LESSOR	HELION PROPERTIES PTY LTD ACN 114 693 926
The lessor leases to the lessee the property referred to above.
(D)	Encumbrances (if applicable): 1. AB926988 2. 3.

(E) LESSEE (F)	PARNELL MANUFACTURING PTY LIMITED CAN 138 251 582 TENANCY:

(G)         1.            TERM: Ten (10) years _________________________________________________________

2.           COMMENCING DATE: 1 January 2011____________________________________________

3.           TERMINATING DATE: 31 December 2020__________________________________________

4.           With an OPTION TO RENEW for a period of two terms of five (5) years___________ set out in Clause 8 of Annexure A________________________________________________________________________

5.           With an OPTION TO PURCHASE set out in N/A____________________________________________

6.           Together with and reserving the RIGHTS set out in N/A_______________________________________

7.           Incorporates the provisions or additional material set out in ANNEXURE(S) A____ hereto.

8.           Incorporates the provisions set out in MEMORANDUM filed/LEASE registered in the Department of Lands, Land and Property Information Division as No. N/A___

9.           The RENT is set out in ITEM 3__________ of The Appendix___________________________

DATE	27/6/2011 _____________

(H)         Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Corporation: HELION PROPERTIES PTY LTD ACN 114 693 926

Authority: Section 127 Corporations Act

Signature of authorised person:

/s/ Alan Bell

Name of authorised person: Alan Bell

Office held: Director

Signature of authorised person: Name of authorised person: Office held:
Note: where applicable, the lessor must complete the statutory declaration below.

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appeals) below pursuant to the authority specified.

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Corporation: PARNELL MANUFACTURING PTY LIMITED ACN 138 251 582

Authority: Section 127 of Corporations Act

Signature of authorised person:

/s/ Brad McCarthy

Name of authorised person:

Brad McCarthy

Office held: Director

Signature of authorised persons: /s/ Robert Joseph Name of authorised person: Robert Joseph Office held: Director

(I)         STATUTORY DECLARATION*

I, _____________________________________________________ solemnly and sincerely declare that-

1.          The time for the exercise of option to renew / option to purchase in expired lease No.___________ has ended;

2.          The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths Act 1900.

Made and subscribed at ________________________ In the State of _________________________on _______________ in the presence of-

Signature of witness: Name of witness: Address of witness: Qualification of witness [tick one]	Signature of lessor:
☐ Justice of the Peace ☐ Practising Solicitor ☐ Other [specify]_____________________

*NOTE: As the Department of Lands may not be able to provide the services of a Justice of the peace or other qualified witness, the statutory declaration should be signed and witnessed prior to lodgment of the form at Land and Property Information Division.

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Table of Contents

		Page

SCHEDULE 1		1

1.	DEFINITIONS AND INTERPRETATION	1

2.	EXCLUSION OF STATUTORY PROVISIONS	4

3.	RENT AND MANNER OF PAYMENT	4

4.	MARKET RENT REVIEWS	5

5.	CPI RENT REVIEW AND PERCENTAGE RENT REVIEW	7

6.	LESSEE’S CONTRIBUTION TO OUTGOINGS	8

7.	ABATEMENT OF RENT	8

8.	OPTION FOR RENEWAL AND HOLDING OVER	9

9.	USE OF THE PREMISES	10

10.	CLEANING, REPAIR, ETC	11

11.	REPAIRS, ALTERATIONS, MAINTENANCE, ETC	12

12.	INDEMNITY	14

13.	INSURANCE	16

14.	ASSIGNMENT AND SUB-LETTING	17

15.	LESSEE’S DEFAULT	18

16.	COVENANTS BY THE LESSOR & OPERATION OF PLANT	21

17.	HEADLEASE AND OTHER RESERVATIONS	21

18.	SUPPLY OF ELECTRICITY, GAS AND OTHER SERVICES	21

19.	ADDITIONAL COVENANTS BY THE LESSEE	22

20.	COMMON AREAS	23

21.	MISCELLANEOUS	24

22.	BANK GUARANTEE	27

23.	GUARANTORS	27

24.	STRATA PLAN	29

25.	PAYMENT OF GST	30

26.	TRUST CLAUSE	31

27.	NO BANK GUARANTEE REQUIRED WHILE LESSEE IS PARNELL MANUFACTURING PTY LIMITED	32

THE APPENDIX		1

This is Annexure “A” referred to in a Lease made between Helion Properties Pty Limited as Lessor and Parnell Manufacturing Pty Limited as Lessee in respect of the Land comprised in Folio Identifier 4/SP74248.

SCHEDULE 1

1.           DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Lease unless the contrary intention appears:

“Act” means the Strata Schemes (Leasehold Development) Act 1986;

“Appendix” means the Appendix annexed to the Lease.

“Authority” means any statutory, public, municipal, governmental (State or Federal), local or other authority of any kind.

“Base Rent” means the annual rent payable in respect of the Premises as specified in Item 3 of the Appendix as varied from time to time in accordance with the provisions of this Lease.

“Building” means the whole of or any part of the building and improvements erected on the Land together with any modifications, extensions, or alterations thereto from time to time and together with the fixtures, fittings, furnishings, plant, machinery and equipment of the Lessor therein from time to time including but without limitation, the Common Areas and the Building’s car park.

“Building Manager” shall mean the person nominated employed or engaged as building manager, managing agent or agent of the Lessor notified in writing from time to time by the Lessor to the Lessee.

“Business Day” means a day on which trading banks are open for general banking business in Sydney.

“Commencing Date” means the date of commencement of this Lease set out in Item 4B of the Appendix.

“Common Areas” means the Common Property as defined in the Act.

“CPI/Percentage Review Date” means each of the dates specified in Item 5B of the Appendix.

“CPI Percentage Change” means the percentage calculated under clause 5.2.

“GST” means any and all taxes, fines, penalties or other monies payable pursuant to A New Tax System (Goods and Services Tax) Act 1999.

“Guarantor” means the party specified in Item 13 of the Appendix.

“Input Tax” means an amount equal to the amount of GST paid or payable for the supply of any thing acquired.

“Insolvency Event” means any of the events referred to in clause 15.1(c) to (i) (inclusive) in relation to the Lessee, the Guarantor or both.

“Institute” means the Australian Property Institute NSW Division.

“Interest Rate” means interest at a rate equal to two percentum (2%) above the prime lending rate then charged by the Lessor’s bankers on overdraft facilities of one hundred thousand dollars ($100,000) or more.

“Land” means the land described in Item 1 of the Appendix and shall include any additional land which the Lessor develops by way of erecting further improvements or extensions as part of the Building and which is managed and operated in conjunction with the improvements from time to time existing on the Land.

“Lease” means any document which incorporates either in whole or in part, and whether with or without any amendment or alteration, the terms of this Lease, and includes any equitable lease or lease at law evidenced by the provisions of this document and any schedules, appendices, annexures to this Lease and the Rules and Regulations.

“Lessee” means and includes the Lessee named in this Lease and in the case of a natural person the executors, administrators, successors and permitted assigns of the Lessee and in the case of a corporation the successors and permitted assigns of the Lessee and where not repugnant to the context the contractors, servants and agents of the Lessee.

“Lessee’s Employees and Visitors” means each and every of the Lessee’s employees, servants, clerks, contractors, workmen, agents, customers, clients or visitors (with or without invitation) sublessees, licensees and invitees (express or implied) who may at any time be in or upon the Premises or the Land.

“Lessee’s Proportion of Outgoings” means the amount determined as being the percentage stated in Item 7 of the Appendix of the Outgoings for the relevant Outgoings Year. The percentage is to be equivalent to the percentage ratio that the lettable area of the Premises bears to the lettable area of that part of the Building enjoying or sharing the benefit or burden of any particular item of Outgoings both measurements to be calculated in accordance with the PCA Method of Measurement.

“Market Review Date” means each of the dates specified in Item 5A of the Appendix.

“Lessor” means and includes the Lessor, its successors and assigns.

“Outgoings” means the total sum of all outgoings, costs and expenses assessed, charged, imposed, levied, paid or payable by the Lessor in relation to the Premises the Building and the Land and in particular but without limitation:

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A.           Land Tax on the basis that the Land is the only land owned by the Lessor.

B.           All rates, costs and charges payable in relation to the supply of water, sewerage and drainage to or from the Premises.

“Outgoings Year” means the 12 month period ending on 31 December in each year or on another day specified in a notice the Lessor gives the Lessee. This expression includes any broken period between the Commencing Date and the day prior to the first day of an Outgoings Year and any broken period between the last complete Outgoings Year and the Terminating Date.

“Owners Corporation” has the same meaning as contained in the Act.

“PCA Method of Measurement” means the method of measurement of Buildings adopted by the Property Council of Australia from time to time for the type of building the subject of this Lease.

“Permitted Use” means the use prescribed in Item 9 of the Appendix.

“Premises” means the premises described in Item 2 of the Appendix (up to and including the internal faces of external walls and of any internal structural walls of the Building, the internal face of the concrete ceiling and floor and the centre line of any partitions which separate the Premises from any other premises or from any Common Areas) including any part thereof and the fixtures, fittings, furnishings, plant, machinery and equipment (if any) of the Lessor from time to time installed in the Premises.

“Primary Payment” means any payment in relation to a taxable supply under or in connection with this Lease.

“Review Date” shall mean each or all of the Market Review Dates or the CPI/Percentage Review Dates.

“Rules and Regulations” means the rules and regulations of the Building as from time to time varied, added to, deleted or amended as provided in this Lease.

“Statute” means any statutes, rules, regulations, proclamations, ordinances, or by laws, present or future or amending consolidating or replacing the same.

“Strata Plan” moans Strata Plan No. 74248 or any other Strata Plan registered at the Land & Property Management Authority NSW in respect of the Land or the Premises.

“Term” means the term of this Lease as set out in Item 4A of the Appendix and shall be deemed to comprise that period from the Commencing Date to the Terminating Date.

“Terminating Date” means the date of termination set out in Item 4C of the Appendix.

“Valuer” means a valuer who:

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(i)          shall be a licensed valuer;

(ii)         shall have practised as a valuer for not less than five years;

(iii)        shall be a member of the Institute;

(iv)        shall be licensed to practice as a valuer of the kind of premises that are the subject of this Lease.

1.2          Interpretation

(a)          Words importing the singular number shall include the plural, the masculine gender the feminine or neuter gender and vice versa and words importing persons shall include corporations.

(b)          Any covenant or agreement on the part of two or more persons shall be deemed to bind them jointly and each of them severally.

(c)          Headings of clauses and sub-clauses have been inserted for guidance only and shall not be deemed to form any part of the context of this Lease.

(d)          Each reference in this Lease to any of the clauses in the Appendix, Schedules or Annexure hereto shall be construed to incorporate the data stated under that Clause.

(e)          All references to statutes in this Lease shall include all statutes amending, consolidating or replacing the statutes referred to.

(f)          In the interpretation of this Lease no rules of construction shall apply to the disadvantage of one party on the basis that party put forward this Lease or any part of this Lease.

2.          EXCLUSION OF STATUTORY PROVISIONS

2.1          The covenants powers and provisions implied in leases by virtue of Sections 84, 84A, 85 and 86 of the Conveyancing Act, 1919 as amended, are hereby negatived except so far as expressly incorporated herein.

3.          RENT AND MANNER OF PAYMENT

3.1          Manner of Payment

The Lessee shall pay to the Lessor the Base Rent by equal monthly instalments in advance on the first day of each month (and without any demand, deduction or right of set-off) during the Term or any period of holding over PROVIDED THAT the first such payment shall be made on the first day of the Term and if necessary shall be apportioned to the part of the month then remaining. All such instalments shall be made at such place as the Lessor may from time to time direct.

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3.2          Review

The Lessor shall review the Base Rent on the Review Dates and the provisions of Section 4 and Section 5 of this Lease shall apply in respect of such reviews.

4.          MARKET RENT REVIEWS

4.1          Market Review Dates

(a)          Not later than November 30 of each year of the Term and Option Terms of the lease an independent market appraisal must be conducted in accordance with clause 4.3 to determine the prevailing market rent on the premises.

(b)          Upon each Market Review Date the Base Rent shall be reviewed in accordance with clause 4.2, PROVIDED THAT the Base Rent determined after any review shall not be less than the Base Rent payable by the Lessee immediately prior to the relevant Market Review Date.

4.2          Market Rent Review Process

The Lessor shall provide notice in writing to the Lessee before December 31 of the year prior to the Market Review Date (the “Lessor’s Notice”) stating the Base Rent applicable from the Market Review Date which, subject to the limitations slated in Clause 4.1 (b), will be equivalent to the average of the previous three years Market Appraisals conducted in accordance with clause 4.1(a) and clause 4.3.

4.3          Market Appraisals

(a)          The Lessor and the Lessee must agree the appointment of an independent Valuer for the purposes of clause 4.1(a) and failing agreement, the independent Valuer may be appointed by the Lessor as follows:

(i)          the Lessee may dispute the appointment of the valuer appointed by the Landlord as above by providing notice in writing to the Landlord before October 31 of each year and clause 4.3(a)(ii) shall then apply.

(ii)         each party shall appoint an independent Valuer within 14 days of either party providing notice of a dispute pursuant to clause 4.3(a)(i) and the two Valuers shall conduct an appraisal to determine the current market rent applicable at that time taking into account the following criteria:

A.           Limited to the current use of the premises

B.           The Term of the lease plus the additional Option Terms

C.           excluding the value of the Lessee’s fixtures and fittings in the Premises and also excluding any deleterious condition of the Premises if such condition results from any broach of any term of this Lease by the Lessee; and

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D.           taking no account of any goodwill attributable to the Premises by reason of any trade or business carried on therein by the Lessee; and

E.           having regard to the rental value of comparable premises for similar use in the vicinity of the Premises;

F.           taking no account of any rent free periods or inducements, reductions or other incentives being offered by the Lessor on other leases pertaining to the Building or by other landlords in leases of comparable premises in the vicinity of the Building;

G.           taking into account all relevant valuation principles and such other matters that are relevant to the extent that the same are not inconsistent with the assumptions and criteria as set out in this clause;

(iii)        the two Valuers shall inform one another of their respective views and confer in an endeavour to decide whether or not they can agree on a joint determination;

(iv)        the two Valuers shall deliver their joint determination (if agreed) in writing to the Lessor and the Lessee with reasons within fourteen (14) days of their appointment or within such further period as the Lessor and the Lessee may mutually agree;

(v)         if the two Valuers are unable to agree upon a joint determination within the time prescribed the Market Appraisal shall be one-half of the aggregate of the two determinations.

(b)          Each of the Valuers referred to in Clause 4.3 shall act as an expert and not as an arbitrator and the determination made under this Clause shall be final and binding on the Lessor and the Lessee.

(c)          The fees of the Valuers and other costs of their determinations shall be borne equally by the Lessor and the Lessee.

(d)          Each of the Lessor and the Lessee shall use its best endeavours to procure that any Valuer appointed by it under Clause 4.3 shall diligently and expeditiously perform all such things which this clause 4 contemplates.

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5.          CPI RENT REVIEW AND PERCENTAGE RENT REVIEW

5.1          CPI Review

On each CPI Review Date the Base Rent shall be reviewed to the amount as determined in accordance with clause 5.2 of this Lease PROVIDED THAT the Base Rent payable by the Lessee after any review shall not in any circumstances be less than the Base Rent payable by the Lessee immediately prior to the relevant CPI Review Date.

5.2          Review to Consumer Price Index

On each CPI Review Date the Base Rent shall be determined as the higher of:

(a)          the amount calculated by multiplying the Base Rent payable at the Commencing Date by a fraction to be calculated as follows:

F= (Q1+Q2+Q3+Q4) / (Q5+Q6+Q7+Q8)

Where Q1-Q4 are the “All Groups; Sydney Index Numbers” for the four quarters immediately prior to the relevant CPI Review Date and Q6-Q8 are the All Groups; Sydney Index Numbers for the next four quarters prior to Q1-Q4 which for clarity provides a year on year increase in the CPI

(b)          103.5% the Base Rent payable immediately before the relevant CPI Review Date

The costs of such determination shall be borne equally by the Lessor and the Lessee.

5.3          Definition of Index Number

In this clause the words “Index Number” shall mean the All Groups Consumer Price Index for the City of Sydney as published from time to time by the Australian Bureau of Statistics (“the A.B.S.”). In the event that there is any suspension or discontinuance of the Consumer Price Index or its method of calculation is substantially altered then the “Index Number” shall mean the weighted average for Australia of weekly wage rises: Adult Males: All Groups as published by the ABS. If such weekly wage rates shall not be calculated at any relevant date by the ABS then “Index Number” shall mean an index published at the date hereof and at the date of any review of the Base Rent which reflects fluctuations of the cost of living in Sydney and which the parties may mutually agree on and if they are unable to agree then the Index Number shall be determined by the President for the time being of The Real Estate Institute of New South Wales or his nominee whose decision shall be binding and conclusive.

5.4          Failure to Exercise Right

If the Lessor shall fail to have the Base Rent reviewed then such right may be exercised at any time prior to the next succeeding CPI/Percentage Review Date or the expiration of the Term as the case may be and the reviewed Base Rent shall be payable as and from the Exercise Date. No succeeding right of review of the Base Rent on a CPI/Percentage Review Date shall be postponed by reason of any review of Base Rent pursuant to this clause.

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6.          LESSEE’S CONTRIBUTION TO OUTGOINGS

6.1          Outgoings

The Lessor must notify the Lessee in writing before December 31 of the Outgoings payable by the Lessee for the subsequent year.

6.2          Payment by Lessee

The Lessee will pay to the Lessor during the Outgoings Year the estimated Lessee’s Proportion of Outgoings by equal monthly instalments in advance on the days and in the manner fixed for payment of Base Rent under this Lease PROVIDED that by December 31 of an Outgoings Year the Lessor will compute any difference between Lessee’s Proportion of actual Outgoings for the current Outgoings Year and estimated Lessee’s Proportion of for that Outgoings Year paid by the Lessee and the Lessor will provide written notice of any difference and the appropriate adjustment and any amount overpaid by the Lessee shall be paid by the Lessor or any amount underpaid by the Lessee shall be paid within thirty (30) days of that notice.

6.3          Other Charges

The Lessee shall pay the Outgoings separately charged against the Premises for the relevant Outgoings Year.

6.4          Payment for Services

The Lessee covenants with the Lessor that it will pay all charges for gas, electricity, oil, water and other services consumed in or on the Premises, in respect of any telephone services connected to the Premises and all other charges and impositions imposed by any public utility or Authority for any service separately supplied to the Premises (including the removal of trade waste) and where same are not separately metered then the Lessee must pay a fair portion of the costs.

7.          ABATEMENT OF RENT

7.1           Destruction or Damage

If during the Term the whole or any part of the Building shall be destroyed or damaged by fire, flood, lightning, storm, tempest or otherwise by inevitable accident or act of God (PROVIDED THAT insurance moneys are not denied to the Lessor arising from any act, negligence or default on the part of the Lessee or the Lessee’s Employees and Agents) so as to render the Premises unfit for the use and occupation by the Lessee then:

(a)          payment of the Base Rent and the Lessee’s Proportion of Outgoings shall be suspended for any period during which the Premises cannot be used due to that damage and if the Premises is still useable under the Lease but its useability is diminished due to the damage, the Lessee’s liability to pay Base Rent attributable to any period during which useability is diminished shall be reduced in proportion to the reduction in useability caused by the damage;

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(b)          given the nature of the operations of the Lessee being the manufacture of pharmaceutical products and the in recognition of the significant restriction the Lessee has in establishing alternative promises form which to manufacture, the Lessor must take all reasonable steps to expeditiously reinstate the full useability of the premises for the Lessee’s specified purpose; unless;

(c)          the Lessee notifies the Lessor that the Lessor’s reinstatement of the premises is commercially unviable for the Lessee taking account of the impact on the Lessee’s business and therefore the Lessee may provide three (3) months notice of termination of the Lease.

7.2          Determination of Lease

(a)          If the Lessee exercises its rights under clause 7.1(c), the Lessee must sign a surrender of this Lease in registrable form and deliver it to the Lessor.

(b)          Any termination pursuant to this Section shall be without prejudice to the rights of either party in respect of any antecedent breach matter or thing.

8.          OPTION FOR RENEWAL AND HOLDING OVER

If the Lessee desires a lease of the Premises for the further term set out in Item 8 of the Appendix and gives to the Lessor not more than twelve (12) and not less than three (3) months’ notice in writing to that effect prior to the expiration of the Term then (providing the Lessee is not in default of its obligations under this lease and provided that any Guarantor under this Lease covenants to continue their Guarantee of the obligation of the Lessee), the Lessor must grant to the Lessee a lease of the Premises for the further term commencing on the day following the date of expiration of the Term. The commencement date of the further lease shall be deemed to be a Market Review Date and the Base Rent of the further lease shall be determined accordingly. Any further lease shall be on the same terms and conditions as this Lease except that:

(a)          (Multiple Options): if the number of options specified in item 8A of the Appendix is:

(i)          one, then this clause 8 and item 8 and item 8A of the Appendix are deleted; or

(ii)         greater than one, then the number of options in item 8A of the Appendix Is reduced by one and Item 8B is deleted and replaced by item 8C and item 8C is deleted;

(b)          (Variables): Items 3, 4A, 4B, 4C, 5A and 5B of the Appendix are changed to incorporate the terms of the further lease set out in item 8 of the Appendix; and

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(c)          (Update): Items 10, 11 and 12 of the Appendix are amended in accordance with the reasonable requirements of the Lessor.

8.2          Holding Over

Should the Lessee with the consent of the Lessor continue to occupy the Premises beyond the expiration of the Term then the tenancy shall continue as a tenancy from month to month commencing on the day following that on which this Lease expires at a rental equal to one-twelfth of the Base Rent determined in accordance with Clause 4.1 of this Lease as though the date of expiry of the Lease was a Market Review Date and otherwise on the same terms and conditions as are contained in this Lease with the exception of any option for a further term.

9.          USE OF THE PREMISES

9.1          Permitted Use

The Lessee shall not without the written consent of the Lessor:

(a)          use the Premises for any purpose other than the Permitted Use;

(b)          use the Premises for storage and/or cooking of food unless the same takes place in proper storage and/or kitchen facilities constructed to standards approved by the Lessor;

(c)          interfere with any drain, water supply, gas, electrical, plumbing or other services contained in or about the Premises or any of the appurtenances in the Premises;

(d)          install any electrical equipment in the Premises that overloads the cables, switchboard or sub-boards through which electricity is conveyed to the Premises. If the Lessor grants such consent the Lessee shall comply with the requirements of clause 11.2 of this Lease in respect of same;

(e)          sleep on the Premises nor use it for residential purposes;

nor permit any of the above things to be done.

9.2          No Obstruction

The Lessee shall not cover or obstruct or permit to be covered or obstructed in any manner the windows, sky-lights, ventilating shafts, air inlets or outlets which reflect or admit light or enable air to flow into or out of the Premises or the Building PROVIDED THAT this prohibition shall not extend to the proper use of standard type curtains (if any) fitted with the approval of and without cost to the Lessor and to curtains and blinds fitted by the Lessor.

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9.3          No Noxious Use

The Lessee shall not carry on or permit to be carried on upon the Premises any noxious noisome illegal immoral or offensive act trade, business or occupation.

9.4          Not to breach Strata By-Laws

The Lessee shall not do or permit on the Premises anything which breaches strata by-laws.

9.5          Not Incur Notices

The Lessee shall not make any use of the Premises or permit to be done on the Premises anything (including without limitation the installation or use of any machines or the employment of any persons) whereby any Authority may or may be entitled to issue any notice requiring alterations additions or repairs to be made to the Premises or to the Building.

9.6          Approval of Authorities

The Lessee shall not use or occupy the Premises for any purpose (even though approved by the Lessor) unless such use and occupation has previously been approved by the relevant Authorities.

9.7          Radio or Television Aerials etc.

The Lessee will not without the consent in writing of the Lessor erect or place upon the Premises or the Building any radio or television aerial or antenna, loudspeakers or screens or similar equipment nor use or permit to be used any radio, gramophone television or other equipment which is likely to be heard or seen from outside the Premises.

9.8          Keys

The Lessee shall return to the Lessor on the determination of this Lease all keys for the Premises whether they have been supplied by the Lessor or otherwise acquired by the Lessee and shall not permit the same at any time to come into the possession of any person other than the Lessee. The Lessee shall not alter the combination of any locks of the Premises. The Lessee shall keep all doors and windows securely fastened when the Premises is unoccupied.

10.         CLEANING, REPAIR, ETC.

10.1        Lessee to Keep Premises Clean etc

Without limiting the generality of clause 11.1, the Lessee shall at the Lessee’s expense:

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(a)          keep the Premises and immediate surroundings and the exterior and interior portions of all windows, doors and all other glass or plate glass in a neat, tidy and clean condition;

(b)          control any pest infestation occurring within the Premises and if required by the Lessor engage a pest exterminator approved by the Lessor;

(c)          repair or where appropriate replace heating, lighting, electrical or plumbing fittings installed in the Premises which are broken or damaged by the Lessee or the Lessee’s Employees and Visitors;

(d)          keep and maintain the waste pipes, drains and conduits originating within the Premises in a clean, clear and free flowing condition between their points of origin and their entry into any trunk drain.

10.2        Breakages

The Lessee shall at the Lessee’s expense immediately make good any breakage, defect or damage to the Premises (including but not limited to broken glass) or to the Building or any appurtenance thereof, which is caused by the Lessee or the Lessee’s Employees and Visitors or other persons claiming under the Lessee.

11.         REPAIRS, ALTERATIONS, MAINTENANCE, ETC.

11.1        To Keep and Yield Up in Good Repair, etc.

(a)          The Lessee shall keep the Premises in good and tenantable repair and condition excepting for fair wear and tear and excluding war damage and damage by fire, explosion earthquake, aircraft, flood, inundation, tempest, Act of God, riot and civil commotion excepted where any insurance moneys are irrecoverable through the act, neglect, default, or misconduct of the Lessee or the Lessee’s Employees and Visitors.

(b)          At the expiration or sooner determination of the Lease the Lessee shall yield up the Premises in such repair and condition as set out at clause 11.1(a) and remove the Lessee’s Plant (making good any damage caused by such removal) taking account of fair wear and tear and excepting that:

(i)          the Lessee shall not be required to effect any repairs to the Premises of a structural or capital nature nor repairs that are occasioned by any inherent defect of the Premises or the Building;

(ii)         the Lessee need only reinstate the services to the Premises so that they conform to the standard of the services prevailing immediately prior to the initial occupation of the Premises by the Lessee.

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11.2        Alterations to Premises

(a)          The Lessee shall not make or permit to be made any structural alterations to the Premises or the services to the Premises without the prior written approval of the Lessor which approval shall not be unreasonably withheld and the following provisions will apply to the proposed works (“the Works”):

(i)          The Lessee must submit to the Lessor detailed drawings and specifications of the Works prepared by qualified consultant.

(ii)         The Works must be carried out at the cost of the Lessee by qualified contractors or tradesmen.

(iii)        The Works shall be carried out in a proper and workmanlike manner.

(iv)        The Lessee shall obtain from any Authority all approvals or permits necessary to enable the Works to be lawfully effected and shall produce to the Lessor copies of all such approvals and permits before the proposed Works are commenced.

(v)         Upon completion of the Works the Lessee must provide to the Lessor a certificate by a consultant certifying that the Works have been carried out in accordance with the drawings and specifications provided to the Lessor. The Lessee shall produce to the Lessor all certificates of compliance issued by any Authority and one complete set of “as built” plans for the Works.

(b)          The Lessor shall not be obliged to consent to any alterations, installations or additions which would be likely to overload the services to the Premises or the Building.

(c)          The Lessee shall indemnify and hold indemnified the Lessor from and against all claims, demands, actions, suits, judgments, orders, decrees, damages, costs, losses (including loss of rents) which the Lessor may suffer or incur in connection with the construction or installation of the Works or the failure of the Lessee to comply with this clause.

(d)          The Lessee shall on the expiration of Lease reinstate the Premises to the condition in which they were before the Works were effected.

(e)          The Lessee may carry out non structural alterations to the Premises without the consent of the lessor providing:

(i)          they are carried out in a proper and workmanlike manner and in accordance with the requirements (if any) of any Authority or body corporate; and

(ii)         unless the Lessor otherwise requires such alterations must be removed at the expiration or sooner determination if the lease and the Premises reinstated to at least the condition prior to those alterations being carried out.

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11.3        Lessor May Enter Premises

The Lessor shall have the right for itself or its agents servants or workmen upon reasonable notice and at reasonable times (except in the case of an emergency where no notice shall be necessary) to enter the Premises:

(a)          To carry out any works, repairs, alterations or additions which the Lessor may require be done to the Premises, the Building or any buildings adjacent thereto and to exercise the powers of the Lessor under this Lease PROVIDED THAT such works shall be carried out so far as possible without undue interference to the occupation of the Premises by the Lessee;

(b)          To view the state of repair and condition of the Premises and ascertain whether or not there has been a breach of any of the covenants and conditions contained or implied in this Lease and to serve upon the Lessee a notice of any breach of this Lease;

(c)          To do such repairs as the Lessor requires if the Lessee fails to undertake any repairs specified in a notice served upon the Lessee;

(d)          To comply with the terms of any Statute affecting the Premises or the Building or with any notice served upon the Lessor or Lessee by any Authority which the Lessee may not be bound to comply with or, if bound may neglect to do PROVIDED THAT any works shall be carried out by the Lessor as far as possible without undue interference to the occupation of the Premises by the Lessee;

(e)          In the case of the Building or the Premises being damaged or destroyed, for the purpose of rebuilding or making them fit for the occupation of the Lessee or other occupiers;

(f)          To inspect and carry out any work to service ducts, service cupboards, walls, floors or ceilings in or access to which is gained from the Premises, or, to any water, gas, electrical, telephone, plumbing, air-conditioning equipment, sprinkler system or other services to the Building PROVIDED THAT the Lessor shall carry out all such inspections and work as expeditiously as possible and shall make good any damage to the Premises caused thereby;

(g)          To maintain, repair, install in or under the Premises any poles, masts, posts, drains, conduits, pipes, mains, ducts, cables, electric or other wires which may be required for any existing or future service to the Building.

12.         INDEMNITY

12.1        Indemnity Against Loss and Damage to Property/Personal Injury

The Lessee indemnifies and shall keep indemnified the Lessor from and against all loss, damage, costs, charges, actions, claims, penalties and demands sustained, recovered or made against the Lessor or any of the Lessor’s servants, contractors or agents:

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(a)          with respect to the Premises, the Building and all property of the Lessor or any other person in the Building caused by the Lessee’s use and occupation of the Premises or by the acts, omissions, or negligence of the Lessee or the Lessee’s Employees and Visitors;

(b)          by reason of the negligent or careless use, misuse waste or abuse of water gas or electricity or faulty fittings and fixtures of the Lessee or as a result of damage to the environment and/or disposal of waste by the Lessee or the Lessee’s Employees and Visitors;

(c)          by any person for any injury such person may sustain when using or near the Building, whether in the occupation of the Lessor, the Lessee or any other person, where such injury arises as a result of the acts, omissions or negligence of or as a result of the creation of some dangerous thing or state of affairs by the Lessee or by the Lessee’s Employees and Visitors and whether or not the existence of such dangerous thing or dangerous state of affairs was or ought to have been known to the Lessor;

except to the extent such losses, damages, costs, charges, actions, claims, penalties and demands are caused by the default or negligence of the Lessor or the Lessor’s servants or agents.

12.2        Release

The Lessee agrees to occupy and use the Premises at its own risk. The Lessee hereby releases to the full extent permitted by law the Lessor and its contractors, servants and agents from all claims and demands of every nature resulting from:

(a)          any accident, damage, death or injury occurring in the Premises or in the Building;

(b)          any injury, damage or loss that the Lessee and the Lessee’s Employees and Visitors suffer by reason of any fault in the construction of the Building or the Lessor’s fixtures and fittings or apparatus in the Building or by reason of the state of repair of the Building;

(c)          loss or damage to any property of or in the possession of the Lessee and contained in or about the Premises occasioned by water, heat, fire, electricity, vermin, explosion, tempest, bursting pipes or by the entry of water from any source whatsoever (without limitation from the water supply, any sprinkler system or other apparatus, from the roof, walls, gutters, downpipes, fire equipment, or arising from any defect in the gas, water electricity or air-conditioning) or for any loss of profits resulting from such damage;

except to the extent that such loss or damage is caused by negligence of the Lessor.

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13.         INSURANCE

13.1        Insurances

The Lessee at all times during the continuance of this Lease shall effect and keep current:

(a)          a public risk insurance policy in an amount not less than the amount referred to in Item 10 of the Appendix in the names of the Lessor and the Lessee for their respective interests;

(b)          a policy insuring all plate glass windows, doors and display showcases upon the Premises in the joint names of the Lessor and the Lessee and in such amount (not being less than the fully insurable value and where applicable on a full replacement and/or reinstatement basis) against such risks as the Lessor may require;

(c)          a policy insuring all additions to the Premises carried out by the Lessee, all property, trade and tenant’s fixtures and all stock-in-trade at the Premises against loss or damage by or in consequence of explosion, fire, flood, lightning, storm and tempest and damage caused by sprinkler leakage or usage (and other usual and necessary risks against which a lessee can and does ordinarily insure) in the full replacement value thereof;

(d)          a workers’ compensation insurance policy of unlimited cover in respect of all workers for whom the Lessee may at any time be responsible to pay workers’ compensation.

13.2        Application of Insurance Moneys

The Lessee will immediately apply for and expend the moneys received by such insurances in restoring, replacing, repairing or reinstating all things damaged and if such moneys shall be insufficient the Lessee will pay the balance out of its own money.

13.3        Policies

(a)          All policies of insurance required to be effected by the Lessee under this Lease are to be with an insurer reasonably acceptable to the Lessor and shall be for such amounts and cover such risks and contain such conditions, endorsements and exclusions as are reasonably required by the Lessor from time to time including an endorsement that the policy will not be cancelled until alter 14 days’ written notice to the Lessor.

(b)          Duplicate or certified copies of the policies and all renewal certificates, endorsement slips and receipts (or other proof of payment to the Lessor’s satisfaction) are to be lodged with the Lessor within seven (7) days of the Commencing Date and no later than each anniversary date of each policy and at such other times when reasonably requested by the Lessor.

(c)          All premiums in respect of all such policies (or renewals) and any associated expenses are to be paid punctually by the Lessee.

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13.4        Lessee Not to Void Insurances

The Lessee shall not keep or do or permit to be kept or done any act or thing upon the Premises which shall or may increase the rate of, vitiate, or render void or voidable or conflict with any fire or other insurances on the Premises or the Building or on any property therein or contravene any Statute or the regulations or ordinances of any Authority.

13.5        Excess on Lessor’s Insurance

The Lessee shall pay to the Lessor upon demand all extra or excess premiums and other charges (if any) for insurances effected by the Lessor payable on account of extra risk caused directly by the use or occupancy of the Premises by the Lessee.

13.6        Fire and other Regulations

During the Term the Lessee will comply with all requirements from time to time of any Authority, the Insurance Council of Australia, and the proper requirements of any interested Insurer in relation to the position of partitions erected by the Lessee within the Premises and the position of sprinklers and other fire prevention equipment and installations (including alarms). The Lessee will pay the costs of any alterations to such sprinkler and fire prevention equipment and installations (including alarms) which are required by reason of the non-compliance by the Lessee with the provisions of this clause.

14.         ASSIGNMENT AND SUB-LETTING

14.1        Subject to Lessor’s Consent

The Lessee may grant a sub-lease, transfer or assign the Lease of the Premises by obtaining the written consent of the Lessor which consent shall not be withheld if:

(a)          the Lessee proves to the reasonable satisfaction of the Lessor that the proposed assignee or sub-lessee is a respectable, responsible and solvent person capable of duly and punctually observing and performing the Lessee’s obligations under this Lease and adequately carrying on the business proposed to be carried on in the Premises;

(b)          the Lessee pays to the Lessor the Lessor’s reasonable costs and disbursements of and incidental to the giving of its consent (including but not limited to legal costs and the Lessor’s administrative costs) whether or not the proposed assignment or sub-lease proceeds to completion;

(c)          all rental and other moneys due at the date of the assignment or sub-lease are paid by the Lessee and there shall not then be any existing unremedied breach of the terms, covenants and conditions contained in this Lease;

(d)          in the case of an assignment or transfer:

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(i)          the Lessee enters into a deed in the form reasonably required by the Lessor under which the Lessee releases the Lessor from all claims against the Lessor in any way arising from this Lease;

(ii)         the proposed assignee enters into a covenant with the Lessor in the form reasonably required by the Lessor providing (without limitation) that the assignee will duly perform and keep the covenants and agreements on the Lessee’s part contained in this Lease;

Other than as provided in this clause and clauses 14.2 and 14.3 the Lessee may not otherwise deal or part with possession of its interest in the lease.

14.2        Corporate Lessee

Any change in the shareholding of the Lessee (where the Lessee is not a Public Company whose shares are listed on a Stock Exchange in Australia) whereby the control of the Lessee shall be altered shall be deemed to be an assignment by the Lessee of its interest in this Lease.

14.3        Not to Mortgage or Charge

The Lessee shall not mortgage, charge or otherwise encumber in any way any estate or interest in the Premises without first obtaining the consent in writing of the Lessor such consent not to unreasonably withheld excepting that the Lessor shall not be required to execute any lessee’s waiver consent form unless it is in a form approved by the Lessor and the Lessee shall pay the Lessor’s solicitors costs in respect of such consent (including but not limited to the Lessor’s legal and administrative costs).

15.         LESSEE’S DEFAULT

15.1        Events and Consequences

If:

(a)          the whole or any part of Base Rent or the Lessee’s Outgoings shall be unpaid and in arrears for thirty (30) days after any of the due dates for payment; or

(b)          the Lessee shall fail to observe or perform any of the other terms covenants and conditions contained in this Lease on the part of the Lessee within thirty (30) days after service of a notice by the Lessor (or such longer period as the Lessor shall determine) on the Lessee requiring such observance or performance; or

(c)          the Lessee enters into liquidation or an order is made or a resolution is effectively passed for the winding up of the Lessee (except for the purpose of reconstruction or amalgamation with the prior written consent of the Lessor which consent shall not be unreasonably withheld); or

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(d)          if the Lessee becomes an insolvent under administration as defined in the Corporations Act 2001 (Corporations Law); or

then the Lessee shall be deemed to have made a default under this Lease.

15.2        Lessor’s Rights In Default

If the Lessee shall have made default as specified in clause 15.1 the Lessor may by notice in writing to the Lessee demand the rectification of the default or demand payment within five (5) days of all monies owing to the Lessor that remain unpaid. If the Lessee or any administrator or manager then appointed to the Lessee fails to rectify the default or make payment of the demanded sum the Lessor may terminate the Lease without further notice and the Lessee will be required to vacate the premises and yield up the premises pursuant to clause 11.1 within fourteen (14) days.

15.3        Liquidated Debt

If the Lessee shall fail to pay any moneys under this Lease to any person other than the Lessor or if the Lessee shall fail to perform any covenant contained or implied in this Lease, the Lessor may on giving 3 days prior notice at its option as the agent of the Lessee make any such payment or do any acts, things and works as may be necessary to perform such covenants and the full amount of any payments made shall constitute a liquidated debt due and owing by the Lessee to the Lessor and shall be paid on demand by the Lessor (without deduction or right of set off).

15.4        Interest

The Lessee shall pay to the Lessor interest at the Interest Rate on any moneys due but unpaid for thirty (30) days by the Lessee to the Lessor on any account whatsoever such interest to be computed from the due date for payment of moneys in respect of which the interest is chargeable until payment of such moneys in full and which interest shall be recoverable in same manner as rent in arrears.

15.5        Essential Provisions and Damages

(a)          The following covenants are essential terms of this Lease:

(i)          The covenant to pay the Base Rent throughout the Term at a date not later than thirty (30) days after the due date for the payment of each monthly instalment of Base Rent;

(ii)         Clause 7

(iii)        Clause 8

(iv)        Clause 9.1(a);

(v)         Clause 11.1;

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(vi)        Clause 14,

although other covenants may also be essential terms of this Lease.

(b)          Both Parties covenants to compensate the other Party and the other Party is entitled to recover damages in respect of any breach of an essential term of this Lease. The entitlement under this clause is in addition to any other remedy or entitlement available to the non-breaching Party.

(c)          The Lessor’s entitlement to recover damages shall not be affected or limited by any of the following:

(i)          If the Lessee shall abandon or vacate the Premises;

(ii)         If the Lessor shall elect to re-enter or to terminate the Lease;

(iii)        If the Lessor shall accept the Lessee’s repudiation;

(iv)        If the parties’ conduct shall constitute a surrender by operation of law.

(d)          The Lessor shall be entitled to institute legal proceedings claiming damages against the Lessee in respect of the entire Term of this Lease including the period before and after the Lessee has vacated the Premises and before and after the abandonment, termination, repudiation, acceptance of repudiation or surrender by operation of law referred to in subclause (d) whether the proceedings are instituted either before or after such conduct.

15.6        Mitigation by Lessor

In the event of the Lessee vacating the Premises (with or without the Lessor’s consent) the Lesser shall take all necessary steps to mitigate its damages and to endeavour to lease the Premises at a reasonable rent and on reasonable terms. The Lessor’s conduct taken in pursuance of the duty to mitigate damages shall not by itself constitute acceptance of the Lessee’s breach or repudiation or a surrender by operation of law.

15.7        Power of Attorney

The Lessee irrevocably nominates constitutes and appoints the Lessor to be the true and lawful attorney of the Lessee to execute on behalf of and in the name of the Lessee a surrender of this Lease and if necessary the withdrawal of any caveat registered by the Lessee against the Premises, and to do all such things and sign all documents as may be necessary to obtain registration thereof PROVIDED THAT such power shall not be exercised unless and until the right of re-entry shall have become exercisable in accordance with the powers of the Lessor contained or implied in this Lease (sufficient proof of such power shall be the declaration of any officer of the Lessor duly authorised by the Lessor in that behalf).

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15.8        Lessee not to Cause Rent Reduction

The Lessee shall not without the written consent of the Lessor reduce or diminish directly or indirectly the rent reserved or impose or permit to be imposed on the Lessor any liability of the Lessee under this Lease even though entitled to do so by any Statute or otherwise.

16.         COVENANTS BY THE LESSOR & OPERATION OF PLANT

16.1        Rates and Taxes

The Lessor shall pay all rates taxes and assessments charged upon the Land in the first instance except those that the Lessee is obliged to pay.

16.2        Quiet Enjoyment

Subject to any reservations contained in this Lease, upon the Lessee complying with its covenants contained in this Lease, the Lessee may peaceably occupy the Premises without any interruption or disturbance from the Lessor.

17.         HEADLEASE AND OTHER RESERVATIONS

17.1        Powers of Entry etc.

(a)          The Lessee will at all times during the Term permit the Lessor and any person having any estate or interest in the Land superior to or concurrent with the Lessor to exercise the Lessor’s lawful rights or obligations in relation to this Lease.

(b)          If a person other than the Lessor becomes entitled to receive the rents reserved by this Lease, the Lessee agrees that such person shall have the benefit of all covenants and agreements on the part of the Lessee under this Lease and the Lessee at the cost of the Lessor will enter into a covenant with such other person in that regard upon such terms and conditions as the Lessor may reasonably require.

18.         SUPPLY OF ELECTRICITY, GAS AND OTHER SERVICES

18.1        Payment for Services

The Lessee shall pay all charges for gas electricity oil and water consumed on the Premises, any telephone services connected to the Premises and all other charges and impositions imposed by any Authority for any service separately supplied to the Premises (including the removal of trade waste).

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19.         ADDITIONAL COVENANTS BY THE LESSEE

19.1        Compliance with Notices

Subject to the provisions of clause 11.2 of this Lease, the Lessee shall comply promptly with at its own expense, all Statutes and notices received from any Authority with respect to the Premises PROVIDED THAT the Lessee shall not be obliged to carry out structural works required by any Statute or Authority unless the same shall be required by the use and occupancy of the Promises by the Lessee or by reason of any alterations to the Premises carried out by or on behalf of the Lessee.

19.2        Exhibition of Premises

Within six (6) calendar months immediately preceding the expiration of the Term the Lessee shall allow prospective tenants or occupiers at all reasonable times to inspect the Premises and allow the Lessor to exhibit a notice on the Premises or the Land Indicating that the Premises are to become available for letting.

19.3        Signage

The Lessee will not place or allow to be placed on the Premises or the Building any sign, light, name, awning, canopy, decoration, lettering or advertising matter or other thing (“Signage”) and will not erect any Signage which is visible from any adjoining premises, the street, from any other building or the Land without first obtaining the written approval of the Lessor such approval not to be unreasonably withheld. The Lessor shall not unreasonably withhold approval in respect of a sign or notice which reasonably identifies the Lessee, the nature and location of the Lessee’s business or products, and which complies with the Lessor’s reasonable requirements. The Lessee shall maintain any Signage as may be approved in good condition and repair at all times.

19.4        Remove Lettering and Signage

Prior to the date of expiration or sooner determination of this Lease the Lessee at its expense shall remove all Signage, lettering or distinctive marks put by the Lessee or by the Lessor on the Premises or the Building and shall make good any damage or disfigurement caused by reason of such removal.

19.5        Comply With Rules and Regulations

The Lessee shall observe and shall cause the Lessee’s Employees and Visitors to observe the Rules and Regulations.

19.6        Notice of Damage

Should any damage occur to the Premises or should any accident to or breakage or defects In the water pipes, electric light, wiring, air conditioning ducts or other fixtures or fittings, occur or should the Lessee receive any notice from any Authority with respect to the Premises, the Lessee shall immediately give notice thereof in writing to the Lessor.

19.7        Infectious Illnesses

Should any infectious illness transpire in or about the Premises the Lessee shall immediately give notice thereof in writing to the Lessor and thoroughly fumigate and disinfect the Premises at its own expense and to the satisfaction of the local health officer.

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19.8        Floor Loadings

The Lessee shall not place or keep any heavy articles or goods in the Premises except of such weight and in such places as shall first be approved by the Lessor and all damage caused to the Building by the taking in or out of the Building any goods or other articles or during the time such persons are in the Building shall be made good by the Lessee.

19.9        Pay Costs

(a)          Each party shall pay on its own costs of the preparation, negotiation and engrossment of this Lease.

(b)          The Lessee agrees to pay on demand the Lessor’s reasonable costs, charges and expenses which are incurred in connection with:

(i)          the stamping and registration of this Lease;

(ii)         the obtaining of any consent from the Lessor, and from any head lessor, mortgagee or other person, which is required under this Lease;

(iii)        any breach or default by the Lessee under this Lease;

(iv)        the exercise or attempted exercise by the Lessor of any right, power, privilege, authority or remedy, against the Lessee or against any Guarantor, to enforce the Lessee’s obligations under this Lease, or to terminate this Lease for the Lessee’s breach or default;

20.         COMMON AREAS

20.1        Common Areas

(a)          The Lessee shall have no rights in relation to the Common Areas except as set out in this Lease and the Lessor shall in no way be restricted in the use or allocation of rights in relation to the Common Areas.

(b)          Subject to the restrictions contained in this Lease, the Lessor shall permit the Lessee and all persons lawfully authorised by it in common with others having the like rights to exercise and enjoy:

(i)          the right to pass and repass on foot and without animals over and through all vestibules passages and stairways in the Common Areas;

(ii)         the right to use, and adequate access to and from, the toilets washrooms and other facilities provided by the Lessor for the lessees of any part of the Building;

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(iii)        the right to use the Common Areas in common with the Lessor and all other persons entitled to use the same subject to any restrictions contained in this Lease.

20.2        Revocation of Licence to Enter

The Lessor may at any time and for such period as it shall think fit, revoke the licence of and restrain any person from entering or occupying any part of the Building other than bona fide Lessee’s Employees and Visitors who make use of the same in accordance with this Lease. Without in any way limiting the meaning of the term “bona fide” any person who has entered upon the Building in breach of the provisions of this Lease and who having been notified of such breach shall commit a further breach of the provisions of this Lease (whether of the same nature or not) shall be deemed not to be “bona fide”.

20.3        Use of Appurtenances and Services

The Lessee shall not and shall not permit the Lessee’s Employees and Visitors:

(a)          to use the appurtenances, air conditioning and fire equipment contained in the Common Areas other than for the purpose for which they were constructed nor place in the toilets urinals drains basins, sinks, light areas, lift shafts or tea rooms, any substances which they were not designed to receive;

(b)          to cause any obstruction in any of the Common Areas or interfere in any way with the occupiers of them;

and shall use proper endeavours to prevent the occurrences mentioned above.

20.4        Reservation to Lessor

The Lessor reserves unto itself and persons claiming through or authorised by it the use of exterior walls and the roof of the Building; the uninterrupted passage of all pipes, cables, conduits and wires through the Premises; the running of water, air, electricity, sewerage, drainage, gas and other services through such pipes cables, conduits and wires and the right to enter upon the Premises for all such purposes provided that in exercising such rights the Lessor shall not interfere with the Lessee in its use and occupation of the Premises more than is reasonably necessary.

21.         MISCELLANEOUS

21.1        No Warranties

The Lessor does not expressly or impliedly warrant that the Premises are now or will remain suitable or adequate for all or any of the purposes from time to time of the Lessee and all warranties (if any) as to suitability and adequateness of the Premises implied by law are hereby expressly negatived.

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21.2        Items in Appendix

Each reference in the Lease to any of the Items in the Appendix shall be construed to incorporate the data stated under that Item.

21.3        Rules and Regulations

The Lessor may promulgate Rules and Regulations and reserves the right from time to time to amend cancel or suspend all or any of the Rules and Regulations as the Lessor may require for the management safety care or cleanliness of the Building, for the preservation of good order therein or for the convenience of the Lessee and/or the other tenants of the Building, and all such amendments and additions shall bind the Lessee when notice thereof shall have been given to it in writing by the Lessor or the Building Manager. If there shall be any inconsistency between the provisions of the Lease and the provisions of the Rules and Regulations the provisions of the Lease shall prevail. The Lessee agrees that the Lessor shall not be liable for any non-enforcement of any of the Rules and Regulations.

21.4        Agents

The Building Manager will represent the Lessor in all matters relating to the Lease except insofar as the Lessor otherwise directs. Any communication from the Lessor shall to the extent of any inconsistency supersede any communication from the Building Manager.

21.5        Notices

(a)          For the purpose of this clause “notice” means a notice, or other document in writing, consent, approval or other communication under this Lease and the address of a party is that set out below that party’s name in the relevant Item in the Appendix or such other address of which that party may from time to time give notice to each other party.

(b)          Any notice served or given by the Lessor under this Lease shall be valid and effectual if served or given under the Common Seal of the Lessor or by any Director or Attorney or Manager or Secretary for the time being of the Lessor or the Building Manager or the Lessor’s solicitor.

(c)          Any notice or other document or writing required to be served delivered or given under this Lease may be served delivered or given in any manner mentioned in Section 170 of the Conveyancing Act, 1919 as amended and also may be served on the Lessee by:

(i)          enclosing the same in a properly stamped envelope addressed to the Lessee at its place of business or residence last known to the Lessor and placed in a receptacle provided for that purpose by the postal authority for the time being; or

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(ii)         facsimile to the Lessee’s facsimile machine.

(d)          A notice given to a party in accordance with this clause is treated as having been given and received if delivered, on the day of delivery if delivered before 5.00 pm on a Business Day, otherwise on the next Business Day or if sent by pre-paid mail, on the third Business Day after posting or if sent by facsimile on production of a transmission report by the machine from which the facsimile was sent in its entirety to the facsimile of the recipient.

21.6        Consents

In any case where pursuant to the Lease the doing or executing of any act matter or thing by the Lessee is dependant upon the consent or approval of the Lessor such consent or approval may be given conditionally or unconditionally or withheld by the Lessor in its absolute uncontrolled discretion unless otherwise provided in this Lease.

21.7        Waiver

No consent or waiver express or implied by the Lessor to or of any breach of any covenant, obligation or provision in this Lease contained or implied shall operate as a consent to waiver of another breach of the same or of any other covenant, obligation or provision in this Lease contained or implied.

21.8        Whole Agreement

The Lessee agrees that the covenant, terms, agreements and conditions of this Lease contain the whole of the agreement and conditions between the Lessor and the Lessee and that no further or other covenants, agreements conditions or terms whether in respect of the Premises or otherwise shall be deemed to be implied in this Lease or to arise between the parties by way of collateral or other agreement.

21.9        Severance of Invalid Clauses

If any provision in this Lease or the application of that provision to any person or circumstance is or becomes invalid or unenforceable, then the remaining provisions of this Lease are not affected and are valid and enforceable.

21.10       Lessee’s Covenants

Where in this Lease the Lessee covenants undertakes or agrees to perform or to refrain from doing or carrying out some act or thing, such covenant undertaking or agreement shall be construed as including a provision that the Lessee shall procure that the Lessee’s Employees and Agents perform or refrain from doing such act or thing.

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22.         BANK GUARANTEE

22.1        Provision of bank guarantee

Subject to clause 27, the Lessee must on or prior to the Commencing Date provide the Lessor with an enforceable and irrevocable guarantee that must not contain an expiry date and be expressed to be given in favour of the Lessor and all successors and assigns of the Lessor (“Bank Guarantee”) given by a Bank approved by the Lessor (“Bank”) under which the Bank undertakes unconditionally, on terms satisfactory to the Lessor in its absolute discretion, to pay to the Lessor and its successors and assigns on demand any sum up to the amount specified in Item 11 of the Appendix (“Guarantee Amount”).

22.2        Appropriation

The Lessee irrevocably agrees that the Lessor is entitled to claim up to the Guarantee Amount any time after the Lessee defaults under this Lease without reference to the Lessee and even if the Lessee has instructed the Bank not to pay the Lessor. The Lessor’s exercise of its rights under this clause or payment to the Lessor under this clause does not derogate from any other rights and remedies available to the Lessor (whether at law or in equity) in relation to any default of the Lessee pursuant to this Lease.

22.3        Further Bank Guarantee

(a)          If a payment is made to the Lessor after a demand under this clause and/or after a review of Base Rent, then the Lessee must, within fourteen (14) days of being notified by the Lessor, either provide a further Bank Guarantee to the Lessor on the same terms and conditions as contained in this clause or reinstate the Bank Guarantee to the maximum amount of the Guarantee Amount. The Lessee must ensure that the Guarantee Amount is maintained during the Term (including following a review of Base Rent).

(b)          In the event that the Lessor transfers or assigns to any party its interest in the Land or in this Lease the Lessee must within seven (7) days of being requested by the Lessor deliver to the Lessor a substitute bank guarantee on the same terms and conditions required under clause 27.1 in favour of the transferee or assignee.

23.         GUARANTORS

23.1        Application

Where there is more than one Guarantor, their liability is joint and several.

23.2        Extent of Guarantee

In consideration of the Lessor entering into this Lease at the request of the Guarantor, the Guarantor:

(a)          guarantees to the Lessor:

(i)          payment of all moneys payable by the Lessee; and

(ii)         the performance by the Lessee of all other obligations;

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under this Lease; and

(b)          indemnifies the Lessor against any liability, loss, damage, expense or claim incurred by the Lessor arising directly or indirectly from any breach of this Lease by the Lessee.

This indemnity does not merge on completion, termination of repudiation of this Lease.

23.3        Principal obligation

This guarantee and Indemnity is a principal obligation of the Guarantor and is not collateral to any other obligation.

23.4        Liability not affected

The liabilities of a Guarantor are not affected by:

(a)          the granting to the Lessee or to any other person of any time, waiver, indulgence, consideration or concession or the discharge or release of the Lessee;

(b)          an Insolvency Event of the Lessee, the Guarantor or any one of them;

(c)          reason of the Lessor becoming a party to or bound by any compromise, assignment of property or scheme of arrangement or composition of debts or scheme or reconstruction by or relating to the Lessee, the Guarantor or any other person;

(d)          the Lessor exercising or refraining from exercising any of the rights, powers or remedies conferred on the Lessor by law or by any contract or arrangement with the Lessee, the Guarantor or any other person or any guarantee, bond, covenant, mortgage or other security; or

(e)          the Lessor obtaining a judgment against the Lessee, the Guarantor or any other person for the payment of the moneys payable under this Lease.

23.5        Continuing guarantee

(a)          This guarantee and indemnity will continue notwithstanding:

(i)          the Lessor has exercised any of the its rights under this Lease including any right of termination;

(ii)         the Lessee is wound up; or

(iii)        this guarantee and indemnity is for any reason unenforceable either in whole or in part.

(b)          Continuing guarantee and indemnity:

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(i)          is of a continuing nature and will remain in effect until final discharge of the guarantee or indemnity is given by the Lessor to the Guarantor;

(ii)         may not be considered wholly or partially discharged by the payment of the whole or any part of the amount owed by the Lessee to the Lessor; and

(iii)        extends to the entire amount that is now owed or that may become owing at any time in the future to the Lessor by the Lessee pursuant to or contemplated by this Lease including any interest, costs or charges payable to the Lessor under this Lease.

23.6        Reinstatement of rights of Lessor

If any payment made to the Lessor by or on behalf of the Lessee or the Guarantor is subsequently avoided by any statutory provision or otherwise:

(a)          that payment is to be treated as not discharging the Guarantor’s liability for the amount of that payment; and

(b)          the Lessor and the Guarantor will be restored to the position in which each would have been and will be entitled to exercise all rights which each would have had if that payment had not been made.

23.7        Recourse to Guarantor

The Lessor can proceed to recover the amount claimed as a debt or damages from the Guarantor without having instituted legal proceedings against the Lessee and without first exhausting their remedies against the Lessee.

24.         STRATA PLAN

24.1        As the Premises is a lot on the Strata Plan, the following provisions shall apply:

(a)          this Lease shall be subject in all respects to all easements, rights, reservations and powers contained in the Act;

(b)          the Lessee and the Lessee’s permitted assigns, servants, employees, tenants, occupiers and invitees shall have the right in common with the Lessor and the registered proprietors of all the other strata lots comprised in the Strata Plan and their respective assigns, servants, employees, tenants, occupiers and invitees to use the Common Areas which are subject to the management and control of the Owners Corporation;

(c)          the Lessee shall comply with all by-laws and rules and regulations made by the Owners Corporation pursuant to its by-laws and the provisions of the Act;

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(d)          whenever the Lessor’s consent or approval is required pursuant to any provisions of this Lease the Lessee shall, if necessary, obtain the consent or approval of the Owners Corporation.

24.2        Where repairs are carried out upon the Premises by or with the authority of the Owners Corporation pursuant to the provisions of the Act, the Lessee shall;

(a)          assist the Owners Corporation in the exercise of its duties;

(b)          pay to the Owners Corporation any costs of repairs for which the Lessee is liable to the Owners Corporation pursuant to the provisions of the Act;

(c)          pay to the Lessor any amounts levied upon or required to be paid by the Lessor to the Owners Corporation for so much of the said repairs as relate to the Premises and so much of the Common Areas as serve the Premises.

24.3        The Lessee shall not, without the prior written consent of the Owners Corporation, do any act, matter or thing pursuant to the exercise of the Lessee’s rights and obligations contained in this Lease or permit or allow the same to be done which shall or may;

(a)          increase the rate of premium payable by the Owners Corporation under any policy of insurance taken out by the Owners Corporation in respect of the Land;

(b)          invalidate, avoid or suspend the operation of any such policy of insurance or otherwise prejudice the Owners Corporation’s rights under any such policy.

24.4        The Lessor at the request of the Lessee to request the Manager of the Strata Plan to rectify any breach of the Strata Plan Rules or request any other occupier of premises within the Strata Plan to rectify a breach of the Strata Plan Rules so caused by them or to request the strata manager procure any necessary repair to the Common Area that is effecting the Lessee.

25.         PAYMENT OF GST

25.1        Lessee to pay

The Lessee acknowledges that Base Rent, and all other monetary sums referred to or calculated in accordance with this Lease are exclusive of GST (except where specifically stated to the contrary). In so far as there is a taxable supply under or in connection with this Lease by either party who is liable by law for any GST on any Primary Payment, the other party to whom the supply is made must pay the amount of the GST on the Primary Payment.

25.2        Timing

Subject to sub-clause 27.4, the amount in respect of any GST that a party is required to pay under clause 27.1 will be:

(a)          at the same time; and

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(b)          in the same manner,

as the Primary Payment is required in respect of which the GST relates.

25.3        Tax Invoice

As a precondition of any payment of an amount in respect of GST the supplier must issue to the other party a valid tax invoice on or before the date the relevant Primary Payment is due.

25.4        Input Tax

Any payment excludes any amount of Input Tax in respect of which and to the extent that the supplier is entitled to a credit for the Input Tax under the law.

26.         TRUST CLAUSE

26.1        Interpretation

All provisions of this Lease will have effect and be applied subject to the clause, for the purpose of this clause:

(a)          “Obligations” means all obligations and liabilities of whatsoever kind, undertaken or incurred by, or devolving upon Trustee as Lessor under or in respect of this Lease or any deed, agreement or other instrument collateral to this Lease or given or entered into pursuant to this Lease whether express or implied by statue or other legal requirements or arising otherwise howsoever.

(b)          “Assets” includes all assets, property and rights of personal or any nature whatsoever.

(c)          “Constitution” means the constitution of the Trust created by a deed dated 21 September 2005 (as amended from time to time).

(d)          “Trustee” means Helion Properties Pty Limited ACN 114 693 926 or such party that replaces or is successor to the trustee for the time being.

(e)          “Trust” means the Helion No 3 Trust.

26.2        Trustee’s Capacity

The Trustee must carry out the Obligations to the extent that the same are capable of being carried out by it as Trustee.

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26.3        Trustee’s Limitation of liability

The parties other then the Trustee acknowledge that the Trustee shall in no circumstances be required to satisfy any liability of the Trustee arising under this Lease, or for non performance or breach of any Obligations, out of any funds, properly or Assets other than the Assets under the Trustee’s control and in its possession as and when they are available to the Trustee to be applied in exoneration for such liability PROVIDED THAT if the liability of the Trustee is not fully satisfied out of the Assets of the Trust, the Trustee will be liable to pay out of its own funds, property and Assets the unsatisfied amount of that liability but only to the extent that the liability arises out of fraud, gross negligence or wilful misconduct by the Trustee in the performance of the Trustee’s duties as Trustee of the Trust.

26.4        Acknowledgment

The parties acknowledge that: and agree that no act or omission of the Trustee (including any related failure to satisfy any Obligations) will constitute fraud, gross negligence or wilful misconduct of the Trustee for the purposes of this clause to extent to which the act or omission was caused or contributed to by any failure of any party other than the Trustee.

26.5        No authority to act for Trustee

No attorney, agent or other person appointed in accordance with this Lease has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability (except in accordance with the provisions of this clause), and no act or omission of such a person will be considered fraud, gross negligence or willful misconduct of the Trustee for the purposes of this clause.

27.         NO BANK GUARANTEE REQUIRED WHILE LESSEE IS PARNELL MANUFACTURING PTY LIMITED.

27.1        Notwithstanding anything else in this Lease, while Parnell Manufacturing Pty Limited is the Lessee and not in breach of this Lease, the Lessee is not required to provide a Bank Guarantee under clause 22 except that if there is a change in the shareholding of Parnell Manufacturing Pty Limited from that which existed at the commencement of the initial lease term whereby control of Parnell Manufacturing Pty Limited is altered, then this clause 27 does not apply and a Bank Guarantee is required pursuant to clauses 22.

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THE APPENDIX

ITEM 1	(Section 1)

Land:	All that land contained in 4/SP74248.

ITEM 2	(Section 1)

Premises:	Unit 4, 476-292 Gardeners Road, Alexandria

ITEM 3	(Section 3)

Base Rent:	$443,445.00 per annum plus GST

ITEM 4A	(Section 1)

Term:	Ten (10) Years

ITEM 4B	(Section 1)

Commencing Date:	1 January 2011

ITEM 4C	(Section 1)

Terminating Date:	31 December 2020

ITEM 5A	(Section 4.1)

Market Review Dates:	1 January 2014 and 1 January 2017

ITEM 5B	(Section 5.1)

CPI Review Dates:	Each anniversary of the Commencing Date not being a Market Review Date.

ITEM 6A	Not Used

ITEM 6B	Not Used

ITEM 7	(Section 6.1)

Lessee’s Proportion of Outgoings:	100% in respect of the Premises and pro-rata or on a strata unit-entitlement basis (as is appropriate) in relation to the Building and the Land

ITEM 8A	(Section 8)

Appendix - 1

Option Terms:	Two (2) Options each of five (5) years

Item 8B

First Option:	Five (5) Years

Commencing Date:	1 January 2021

Terminating Date:	31 December 2025

Market Review Dates in Option Term:	Commencing at the date of Option Lease and on the third anniversary if the Commencing Date

CPI Review Dates in Option Term:	Each anniversary of the Commencing Date not being a Market Review Date

Item 8C	(Section 8)

Second Option:	Five (5) years

Commencing Date:	1 January 2026

Terminating Date:	31 December 2030

Market Review Dates In Option Term:	on the third anniversary of the Commencing Date and at the Commencing Date of each Option Lease granted under clause 8

ITEM 9	(Section 9.1)

Permitted Use:	Office, Laboratory, Showroom, Pharmaceutical Manufacturing and Warehouse

ITEM 10	(Section 13.1)

Public Risk Insurance:	$20,000,000.00

ITEM 11 Bank Guarantee:	(Section 23)An amount equal to 12 months’ of Base Rent and Outgoings plus GST

ITEM 12	(Section 24)

Appendix - 2

Security Deposit:	N/A

ITEM 13	(Section 25)

Guarantors:	Parnell Pharmaceutical Holdings Pty Ltd ACN 137 904 413

ITEM 14

Lessee’s Name and Address:	Parnell Manufacturing Pty limited ABN 46 138 251 582 Unit 6, 476 Gardeners Road, Alexandria

ITEM 15

Lessor’s Name and Address	Helion Properties Pty Ltd ACN 114 693 926 Unit 6,476 Gardeners Road, Alexandria

Appendix - 3

The Parties sign seal and deliver this document as their Deed.

We certify this dealing to be correct for the purposes of the Real Property Act, 1900.

By Lessor:

EXECUTED BY HELION	)
PROPERTIES PTY LIMITED ACN	)
114 693 926 in accordance with s127 of the Corporations Act 2001:	) )	27th June, 2011
)

/s/ Alan Bell
Director/Secretary		Director

Alan Bell
Print Name		Print Name

By Lessee:

EXECUTED BY PARNELL MANUFACTURING PTY LIMITED	) )
ABN 46 138 251 582)		27th June, 2011
in accordance with s127 of the Corporations Act 2001:	) )

/s/ Brad McCarthy		/s/ Robert Joseph
Director/Secretary		Director

Brad McCarthy		Robert Joseph
Print Name		Print Name

By Guarantor:

EXECUTED BY PARNELL PHARMACEUTICAL HOLDINGS	) )
PTY LTD ACN 137 904 413 in accordance with s127 of the Corporations Act 2001:	) )	27th June, 2011
)

/s/ Brad McCarthy		/s/ Robert Joseph
Director/Secretary		Director

Brad McCarthy		Robert Joseph
Print Name		Print Name